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                                                                     EXHIBIT 4.7

                            ARTICLES OF INCORPORATION

                                       OF

                            DKM OFFSHORE ENERGY, INC.

                                    ARTICLE I

         The name of the corporation is DKM Offshore Energy, Inc.

                                   ARTICLE II

         The registered office of the corporation in the State of Texas is located at 811 Dallas Street, Houston, Texas 77002. The name of its registered agent at such an address is CT Corporation.

                                   ARTICLE III

         The corporation is to have perpetual existence.

                                   ARTICLE IV

         The purposes for which the corporation is organized are to transact any and all lawful business for which corporations may be incorporated under, and exercise the powers granted by, the Texas Business Corporation Act, as amended from time to time, within or without the State of Texas, and to do such things as may be incident to, and necessary or appropriate to effect, any and all of the purposes for which the corporation is organized.

                                    ARTICLE V

         The total numbers of shares of all classes of stock which the corporation shall be authorized to issue is One Thousand shares of common stock, $1.00 per share par value.

                                   ARTICLE VI

         At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No shareholder shall have the right to cumulate his votes in any election of directors.

                                   ARTICLE VII

         No shareholder of the corporation will by reason of his holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, now or hereafter to be authorized.

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                                  ARTICLE VIII

         No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in a director's capacity as a director, except that this Article VIII does not eliminate or limit the liability of a director for:

         (a) a breach of a director's duty of loyalty to the corporation or its shareholders;

         (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (d) an act or omission for which the liability of a director is expressly provided for by statute; or

         (e) an act related to an unlawful stock repurchase or payment of a dividend.

                                   ARTICLE IX

         A. The Corporation shall indemnify its directors and its former directors and the Corporation may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith, to the maximum extent permitted by law. The Corporation may indemnify other employees, agents or persons against any losses, damages, claims or liabilities to which they may be come subject to which they may incur as a result of having been an employee or agent or having acted for the Corporation and may advance to them or reimburse them for expenses incurred in connection therewith to the maximum extent permitted by law.

         B. A person may be indemnified under this Article IX against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with a proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

         C. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

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         D.       The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation Act.

         E. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the corporation (1) create a trust fund,
(2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or
(4) establish a letter of credit, guaranty or surety arrangement.

                                    Article X

         Whenever any action is to be taken by the corporation that requires the vote or concurrence of its shareholders, the vote or concurrence of the holders of a majority of the issued and outstanding shares of the corporation shall be sufficient to approve or consent to such proposed action.

                                   Article XI

         The board of directors is expressly authorized to make, alter or amend the Bylaws of the corporation or to adopt new Bylaws.

                                   Article XII

         The number of directors constituting the initial board of directors is five, but such number may be changed in the manner provided in the bylaws of the corporation. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified are:

Name                                     Address
----------------------        -----------------------------
Ernest H. Lorch               1100 Louisiana,  Suite 4550
                              Houston, Texas 77002

C. Richard Owens              1100 Louisiana,  Suite 4550
                              Houston, Texas 77002

Joseph V. Mariner             1100 Louisiana,  Suite 4550
                              Houston, Texas 77002

Sidney F. Jones, Jr.          1100 Louisiana,  Suite 4550
                              Houston, Texas 77002

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
Name                          Address
----------------------        -----------------------------
John A. Moran                 1100 Louisiana,  Suite 4550
                              Houston, Texas 77002

                                  Article XIII

         The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done or property actually received.

                                   Article XIV

         The name and address of the incorporator is Sidney F. Jones, Jr., 1100 Louisiana, Suite 4550, Houston, Texas 77002.

                              /s/ SIDNEY F. JONES, JR.
                              --------------------------------
                              Sidney F. Jones, Jr.
                              Incorporator

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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            DKM OFFSHORE ENERGY, INC.

         Pursuant to the provisions of Art 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         ARTICLE ONE       The name of the corporation is DKM Offshore Energy,
Inc.

         ARTICLE TWO       The following amendment of the Articles of
Incorporation was adopted by the shareholders of the corporation on September 20, 1993.

                  ARTICLE I of the Articles of Incorporation is hereby amended so as to read as follows:

                  1 The name of the corporation is MEDALLION CALIFORNIA PROPERTIES COMPANY.

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         ARTICLE THREE     The number of shares of the corporation issued and
outstanding at the time of such adoption was 100, and the number of shares entitled to vote thereon was 100.

         ARTICLE FOUR      The number of shares voted for such amendment was
100, and the number of shares voted against such amendment was 0.

         Dated September 21, 1993.

                                               DKM Offshore Energy, Inc.

                                               By: /s/ W.E. WARNOOK, JR.
                                                   --------------------------
                                               Name: W. E. Warnook, Jr.
                                               Title: President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     MEDALLION CALIFORNIA PROPERTIES COMPANY

Medallion California Properties Company, a corporation organized and existing under the Texas Business Corporation Act (the "Corporation") does hereby certify that provision for the making of the following amendment to the Articles of Incorporation of the Corporation is contained in an Order (the "Order") dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), having jurisdiction pursuant to 28 U.S.C.
Section 1334, in In re KCS Energy, Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW) through 00-0318 (PJW) confirming the KCS Energy, Inc. et al., Debtors Chapter 11 Plan of Reorganization:

                  A new Article XV is hereby added to the end of the Articles of
                  Incorporation:

         "XV Notwithstanding anything contained in these Articles of Incorporation to the contrary, the Corporation shall not authorize or issue any non-voting equity securities or authorize or issue any classes of securities possessing voting power, in either case without complying with the provisions of Title 11 United States Code Section 1123(a)(6)."

                  The undersigned persons certify that, pursuant to the Order of the Bankruptcy Court, the Corporation, this 15th day of February, 2001, has caused these Articles of Amendment to be signed by its President and attested by its Secretary, and affirm that the statements contained herein are true.

ATTEST:                                     MEDALLION CALIFORNIA PROPERTIES
                                            COMPANY

/s/ FREDERICK DWYER                         By: /s/ GENE C. DALEY
-----------------------------                   --------------------------------
Frederick Dwyer, Secretary                      Gene C. Daley, President